                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FOUNTAIN OIL INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           FOUNTAIN OIL INCORPORATED

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 3, 1997




To The Stockholders:

  The Annual Meeting of Stockholders of Fountain Oil Incorporated (the "Company") will be held at the Fairbanks Room of the Holiday Inn Select, 14703 Park Row, Houston, Texas 77079, on June 3, 1997 at 10:00 a.m. for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on April 11, 1997 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. THE PROXY CARD MAY BE RETURNED IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.

                                                    SUSAN E. PALMER
                                                       Secretary


April 21, 1997

                           FOUNTAIN OIL INCORPORATED
                     1400 Broadfield Boulevard, Suite 100
                             Houston, Texas  77084


                                PROXY STATEMENT


                              GENERAL INFORMATION


SOLICITATION, REVOCATION AND VOTING OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Fountain Oil Incorporated (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on June 3, 1997, at the Fairbanks Room of the Holiday Inn Select, 14703 Park Row, Houston, Texas 77079, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 21, 1997.

  The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

  The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally, by telephone or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

  Only stockholders of record of the Company's $0.10 par value Common Stock as of the close of business on April 11, 1997 will be entitled to vote at the Meeting. On April 11, 1997 there were outstanding 22,411,489 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                             ELECTION OF DIRECTORS

      The Board of Directors has nominated six persons to be elected directors at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of the shares voted; broker non-votes and votes withheld have no effect on the vote. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

      The nominees for director are:
      Name                      Age               Principal Occupation
      ----                      ---               --------------------
      Einar Bandlien             49        Executive Vice President, Business Development
      Robert A. Halpin (1)       61        President, Halpin Energy Resources Ltd.
      Stanley D. Heckman (1)     57        President, JSB Services Corp.
      Eugene J. Meyers           62        President, GSM Financial Corporation
      Oistein Nyberg             54        Chairman of the Board
      Nils N. Trulsvik           47        President and Chief Executive Officer

___________________
      (1)  Member of Audit and Compensation Committees.

      EINAR BANDLIEN was elected a Director on August 17, 1994, Senior Vice President on December 15, 1994 and Executive Vice President on
November 14, 1995. Mr. Bandlien is a petroleum expert with extensive experience in exploration and petroleum resource management. Prior to joining the Company, he held various positions with Nopec a.s., a Norwegian petroleum consulting company, including Director of International Activities from 1987 to 1991 and Chairman from 1990 to 1993. He was a Special Advisor to Nopec from 1993 to 1994. Mr. Bandlien also served as Executive Secretary of the Norwegian Petroleum Resource Management Alliance from 1991 to 1993.

      ROBERT A. HALPIN was elected a Director on March 4, 1995 and served as Chairman of the Board from November 14, 1995 to February 4, 1997 when he was elected Vice Chairman of the Board. Mr Halpin has long experience in the oil and gas industry. From 1989 to his retirement September 1993, he served as Vice President for International Exploration and Production with Petro-Canada. In October 1993, Mr. Halpin became President of Halpin Energy Resources Ltd., a firm he formed to provide advisory services to energy companies with emphasis on international petroleum projects.

      STANLEY D. HECKMAN was elected a Director on March 4, 1995. For more than the past five years, Mr. Heckman has been the owner of JSB Services Corp., a company whose primary business is in real estate development and investments.

      EUGENE J. MEYERS was elected a Director on January 3, 1994 and served as Chairman of the Board from January 3, 1994 to November 14, 1995. He served as Chief Executive Officer from August 16, 1994 until November 21, 1994 and as President from September 8, 1994 to November 21, 1994. Mr Meyers is also President and owner of GSM Financial Corporation. Through such company and other companies, Mr. Meyers has been involved in real estate development and investments for the past 30 years.

      OISTEIN NYBERG was elected a Director on March 4, 1995 and served as President and Chief Executive Officer from March 9, 1995 to February 4, 1997 when he was elected Chairman of the Board. From January 1984 to March 1995, Mr. Nyberg was Managing Director of Smedvig Technology A/S, a Norwegian technology company which, among other activities, provides consulting services within the areas of reservoir evaluation, production drilling and well control.

      NILS N. TRULSVIK has served as President and Chief Executive Officer since February 4, 1997. He was elected a Director of the Company on August 17 1994, and he served the Company as Executive Vice President from September 8, 1994 until November 21, 1994; as President and Chief Executive Officer from
November 21, 1994 to March 9, 1995; and as Executive Vice President from
March 9, 1995 to February 4, 1997. Mr. Trulsvik is a petroleum industry executive with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s., a Norwegian petroleum consulting company, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

      The Company's Board of Directors held ten meetings during the fiscal year ended August 31, 1996 and four meetings during the four month period ended December 31, 1996. The members of the Audit Committee and the Compensation Committee are Robert A. Halpin and Stanley D. Heckman. The Audit Committee is responsible for reviewing the Company's financial statements, audit results, internal controls, and accounting principles, policies and practices. The Audit Committee also recommends to the Board the selection of the Company's outside accounting firm and approves the fees of such firm. The Audit Committee held three meetings during the fiscal year ended August 31, 1996 and five meetings during the four month period ended December 31, 1996. The Compensation Committee approves the compensation of the Company's executive officers, oversees the compensation scheme for other Company employees, administers and grants awards under stock option and other compensation plans, and recommends to the Board the adoption of retirement and other employee benefits plans. The Compensation Committee held four meetings during the fiscal year ended
August 31, 1996 and six meetings during the four month period ended
December 31, 1996. The Board of Directors has not designated a nominating committee.

DIRECTORS' COMPENSATION

      The Company pays non-employee Directors (other than a Chairman or Vice Chairman of the Board) fees at the rate of $14,000 per year plus a fee of $3,000 per year for each committee on which such non-employee Director serves. The Company also pays a fee of $1,000 per day, other than a day on which the Board meets, for each day spent by a non-employee Director on the business of Board committees which exceeds one day per year with respect to the Compensation Committee and three days per year with respect to the Audit Committee and the Petroleum Committee. The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings.

      Robert A. Halpin was compensated for his services as Chairman of the Board and member of Board committees pursuant to an agreement which provided for an annual fee of $37,500 plus $1,000 per day for each day of service in excess of 55 days per year. On December 10, 1996, this agreement was amended to provide an annual fee of $45,000 plus $1,000 per day for each day of service in excess of 66 days per year. The Company provides Mr. Halpin with an office at the Company's offices located in Calgary, Alberta, Canada, and reimburses Mr. Halpin for his out-of-pocket expenses in connection with services on behalf of the Company, including travel and related expenses for his wife if Mr. Halpin is required to be outside of Calgary for more than two consecutive weeks on Company business. The Company also from time to time uses the consulting services of Halpin Energy Resources, Ltd., which is controlled by Mr. Halpin, in the area of petroleum projects, for which such company is compensated at its customary rates.

      The Company provides automatic grants of non-qualified options to non-employee Directors pursuant to the 1995 Long-Term Incentive Plan. Pursuant to the Plan, a non-qualified option to purchase 7,500 shares of Common Stock is granted automatically to each non-employee Director on each of (i) the date of each Meeting of Stockholders at which such non-employee is elected or re-elected as a Director and (ii) the date such non-employee is first elected as a Director, if not at a Meeting of Stockholders. In addition, a non-employee Director will automatically be granted a non-qualified Option to purchase 7,500 shares of Common Stock on each date on which such non-employee Director is elected or re-elected by the Board of Directors as Chairman of the Board of Directors, or, if the Chairman of the Board is then an employee of the Company, as Vice Chairman of the Board of Directors. The exercise price of each option is equal to 100% of the fair market value of the Common Stock on the date of grant. Each option so granted is 100% vested six months after the date of grant. Options expire on the first to occur of three years from the date of grant or the first anniversary of the date the Director ceases to be a Director for any reason. Non-employee Directors are not eligible to receive other options pursuant to the 1995 Long-Term Incentive Plan.

      Since January 1, 1996, Eugene Meyers, a non-employee Director, has provided financial relations consulting services to the Company at the rate of $15,000 per year for 22 days of service, and thereafter at the rate of $100 per hour ($1,000 maximum per day). The Company also reimburses him for his out-of-pocket expenses associated with such services.

      The following table shows the compensation paid to non-employee Directors, including their respective affiliates, during the four month period (PE) ended December 31, 1996 and the fiscal year (FY) ended August 31, 1996:

                          Directors Fees
                            and Other      Consulting
        Name               Compensation     Payments    Options Granted
        ---------------------------------------------------------------
        Robert Halpin
          PE 12/96          $ 20,123        $    ---             ---
          FY 8/96             29,733          11,000          15,000
        Stanley Heckman
          PE 12/96             6,721             ---             ---
          FY 8/96             13,381             ---           7,500
        Eugene Meyers
          PE 12/96             4,667           5,000             ---
          FY 8/96              9,333          10,000           7,500

The options were granted on February 12, 1996 at an exercise price of $3.84375, expire on February 11, 1999 and were 100% vested at August 12, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table shows all compensation paid or accrued by the Company and its subsidiaries during the ten month period ended August 31, 1994, the fiscal years ended August 31, 1995 and August 31, 1996 and the four month period ended December 31, 1996 to certain executive officers of the Company (the "Named Officers").

                                                                         Long-Term
                                             Annual Compensation         Compensation
-----------------------------------------------------------------------------------------------------
                                                                          Securities
                                                          Other Annual    Underlying      All Other
      Name and                                            Compensation    Options/SARs  Compensation(6)
 Principal Position         Year          Salary ($)          ($)            (#)            ($)
-----------------------------------------------------------------------------------------------------
Oistein Nyberg             12/96*           53,425           48,994   (1)     100,000         6,801
(1)                         1996           154,104           83,151   (1)         ---        21,965
                            1995           113,246           24,199               ---         6,125
                            1994**             ---              ---            44,000           ---

Nils N. Trulsvik           12/96*           51,834              ---           100,000         5,679
(2)                         1996           161,241              ---               ---         8,635
                            1995           147,754              ---               ---         6,344
                            1994**             ---              ---            60,000           ---

Arnfin Haavik              12/96*           54,893            9,070   (3)     100,000         6,801
(3)                         1996           154,560           34,560   (3)         ---        21,259
                            1995            92,685           24,234               ---         6,279
                            1994**             ---              ---            36,000           ---

Gary J. Plisga             12/96*           50,000              ---            65,000         4,767
(4)                         1996           150,300              ---               ---        15,613
                            1995           104,777              ---               ---         6,556
                            1994**             ---              ---               ---           ---

Arild Boe                  12/96*           51,833              ---           100,000         5,679
(5)                         1996           149,380              ---               ---         8,780
                            1995            22,125              ---               ---           ---
                            1994**             ---              ---            28,000           ---

___________________________

*   Four month period ended December 31, 1996.
**  Ten month period ended August 31, 1994

(1) Mr. Nyberg was elected President and Chief Executive Officer on March 9, 1995. Other annual compensation paid in the year ended August 31, 1996 includes $54,441 as a housing allowance and $20,457 in childrens' school fees. Other annual compensation paid in the four month period ended December 31, 1996 includes $41,812 as a housing allowance and $6,551 in childrens' school fees.

(2) Mr. Trulsvik served as Executive Vice President from September 8, 1994 to November 21, 1994; as President and Chief Executive Officer from
    November 21, 1994 to March 9, 1995 and as Executive Vice President subsequent to March 9, 1995.

(3) Mr. Haavik was elected Executive Vice President and Chief Financial Officer on February 1, 1995. Other annual compensation paid in the year ended August 31, 1996 and the four month period ended December 31, 1996 includes $31,038 and $8,573, respectively, as a housing allowance.

(4) Mr. Plisga was elected as an Executive Vice President on January 16, 1995.

(5) Mr. Boe was elected as a Senior Vice President on August 1, 1995 and as an Executive Vice President on November 14, 1995.

(6) Represents the Company's contributions to or accruals with respect to individual retirement and pension plans.

OPTION GRANTS DURING THE SIXTEEN MONTH PERIOD ENDED DECEMBER 31, 1996

                      Number of     % of Total
                     Securities      Options
                     Underlying     Granted to      Exercise                       Grant Date
                       Options      Employees       or Base      Expiration      Present Value (2)
       Name          Granted (1)   in FY 12/96       Price          Date        Per Share     Total
----------------------------------------------------------------------------------------------------
Oistein Nyberg         100,000         12%           $7.25        12/30/03       $3.27      $326,630
Nils N. Trulsvik       100,000         12%           $8.99         1/30/99       $1.73      $173,270
Arnfin Haavik          100,000         12%           $7.25        12/30/03       $3.27      $326,630
Gary J. Plisga          65,000        7.9%           $7.25        12/30/06       $3.65      $237,328
Arild Boe              100,000         12%           $8.99         1/30/99       $1.73      $173,270

______________
(1) No options were granted to executive officers in the fiscal year ended August 31, 1996. The options granted to Messrs. Nyberg, Haavik and Plisga vest with respect to one-third of the shares on each of December 30, 1997, 1998 and 1999, and were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options granted to Messrs. Trulsvik and Boe are exercisable only from December 30, 1998 through the expiration date of January 30, 1999, and were granted at an exercise price equal to 124% of the fair market value of the Company's Common Stock on the date of grant. Pursuant to the terms of the 1995 Long-Term Incentive Plan, the Compensation Committee may, subject to Plan limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof.

(2) These values were derived using the Black-Scholes option pricing model applying the following assumptions: dividend yield of 0%; volatility of 49%; 6.09% risk-free interest rate and four-year expected term for the Nyberg and Haavik options; 6.16% risk-free interest rate and five-year expected term for the Plisga option; and 5.79% risk-free interest rate and 2.05-year expected term for the Trulsvik and Boe options. These values are not intended to forecast future appreciation of the Company's stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

OPTION VALUES AT DECEMBER 31, 1996

                          Number of Shares
                       Underlying Unexercised   Value of Unexercised In-the-
                       Options Held at Fiscal     Money Options at Fiscal
                             Year End                   Year End(1)
                      ------------------------------------------------------
                                                  Exercisable  Unexercisable
   Name               Exercisable  Unexercisable      ($)           ($)
   -------------------------------------------------------------------------
   Oistein Nyberg        44,000       100,000         253,000        0
   Nils N. Trulsvik      60,000       100,000         345,000        0
   Arnfin Haavik         36,000       100,000         207,000        0
   Gary J. Plisga             0        65,000               0        0
   Arild Boe             28,000       100,000         161,000        0

 ______________
(1) Represents the difference between the market value on December 31, 1996 and the exercise price.

EMPLOYMENT CONTRACTS

      The Company has entered into Employment Contracts with each of its executive officers. The Employment Contracts with Oistein Nyberg, Nils Trulsvik, Arnfin Haavik, Gary Plisga and Arild Boe may be terminated by either party on six months written notice. The contracts provide for an annual salary of approximately $150,000 US (denominated in local currency in the country in which the officer is located) which is subject to renegotiation at the end of each fiscal year. In addition, beginning April 1, 1995, each person receives an allowance equal to 12.5% of his base salary, a portion of which is used to provide minimum life and disability insurance coverage for each such person.
The remainder of such allowance may be used by each person for additional life, medical or accident insurance and to fund individual pension and retirement plans. The Company reserves the right to review the 12.5% allowance every three years. Each person is also entitled to receive up to a full year's salary in the event he is unable to provide services due to sickness or injury. The Employment Contracts for Messrs. Nyberg and Haavik also provide for, among other things, housing allowances and, in the case of Mr. Nyberg, payment of childrens' school fees.

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors is responsible for establishing and administering the executive compensation policies of the Company. The Committee is comprised of Robert A. Halpin and Stanley D. Heckman, non-employee Directors of the Company.

      The basic compensation (salary and fringe benefits) of the Company's executive officers is largely governed by employment agreements which were in place when the Compensation Committee was formed in March 1995. See "Executive Compensation - Employment Contracts." Executive officers Oistein Nyberg, Einar Bandlien, Nils Trulsvik, Arild Boe, Arnfin Haavik and Svein Johansen, all of whom had many years of experience in the oil and gas and natural resources industries, first became affiliated with the Company as investors in August 1994. During the ensuing twelve months, such persons assumed executive positions with the Company as part of its transition from an oil and gas technology company to a company involved in the acquisition and development of oil and gas properties.

      The basic compensation of the executive officers reflects the Company's efforts to put into place an experienced management team to implement the Company's new business plan and is not linked to performance. The Compensation Committee believes that the salary of the executive officers is relatively modest in light of such persons' experience in the oil and gas industry and the challenges faced by management in expanding the Company's business. The generally equal compensation levels of the executive officers (including the chief executive officer) reflect management's view that a team approach to implementing the Company's business plan is desirable and effective. This compensation scheme also reflects certain cultural aspects of Norway, where most of the executive officers reside. Pursuant to the terms of his employment agreement, Mr. Nyberg, Chief Executive Officer from March 4, 1995 until
February 4, 1997, receives a housing allowance and reimbursement of a child's school fees due to his relocation to England from Norway.

      As the Company's business matures, the Compensation Committee will consider instituting policies that will more closely link compensation to operating performance. The Compensation Committee, in conjunction with the Company's compensation consultants, is developing a cash bonus program which will be based on the achievement of performance goals in order to provide additional incentives and performance-based rewards to the executive officers.

      The Company's 1995 Long-Term Incentive Plan enables the Compensation Committee to provide long term incentives to executive officers through the grant of stock options and stock appreciation rights. Stock options align executive officers' interests with stockholders' interest by providing value to the optionee only if the Company's stock price appreciates over the exercise price of the option. In the fiscal year ended December 31, 1996, the Compensation Committee approved option grants to executive officers ranging from 65,000 to 100,000 shares each. The number of options granted to the executive officers was based primarily on management's recommendations, which the Committee evaluated in the context of the total number of shares allocated to the Plan and the general philosophy embodied in the Plan. Options granted to executive officers (including the chief executive officer) who were residents of the United States and the United Kingdom have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest equally over a three year period and have a term of ten and seven years, respectively. Options granted to executive officers who were residents of Norway have an exercise price equal to 124% of the fair market value of the Common Stock on the date of grant, vest on December 30, 1998, and expire on January 30, 1999. The terms of options granted to residents of Norway reflect Norwegian legal and tax considerations.

                                              THE COMPENSATION COMMITTEE

                                                   Robert A. Halpin
                                                   Stanley D. Heckman


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors consists of Robert A. Halpin and Stanley D. Heckman, neither of whom is an employee of the Company.
In lieu of directors fees generally paid to non-employee Directors, Mr. Halpin was compensated for his services as Chairman of the Board pursuant to a separate agreement. The Company also from time to time uses the consulting services of Halpin Energy Resources, Ltd., which is controlled by Mr. Halpin. See "Election of Directors - Directors' Compensation."

                        FOUNTAIN OIL STOCK PERFORMANCE

      The following graph compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company's Common Stock for the five years ended December 31, 1996, with the S&P Smallcap 600 Index and a selected peer group of companies.

      The amounts in the following graph assume that the value of an investment in Fountain Oil Incorporated Common Stock and each index was $100 on December 31, 1991. The selected peer group consists of Benton Oil & Gas Co. and United Meridian Corp. (included in the peer group from January 1, 1994 FORWARD).

  Measurement Period     Fountain Oil   S&P Smallcap 600
(Fiscal Year Covered)    Incorporated        INDEX           Selected Peer Group

December 31, 1991                 100                100                     100
December 31, 1992               33.45             121.04                   70.15
December 31, 1993               11.03             143.78                   59.70
December 31, 1994               60.50             136.92                   76.55
December 31, 1995               58.72             177.94                  104.04
December 31, 1996              103.20             215.88                  238.54

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of March 31, 1997 with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Company's stock, by each director and Named Officer of the Company and by all directors and executive officers of the Company as a group.

                                 Amount and Nature of
   Name of Beneficial Owner      Beneficial Ownership   Percent of Class
   ----------------------------------------------------------------------------
   Eugene J. Meyers               540,228      (1)            2.41%
   Nils N. Trulsvik               194,900      (2)              *
   Einar Bandlien                 179,968      (3)              *
   Oistein Nyberg                 176,000      (4)              *
   Arnfin Haavik                  163,000      (5)              *
   Arild Boe                      160,000      (6)              *
   Stanley D. Heckman             108,293      (7)              *
   Robert A. Halpin                27,000      (8)              *

   All executive officers
   and directors as a group
   (11 persons)                 1,740,550      (9)            7.68%
   ___________________
   *  Less than 1%.

   (1) Includes 7,500 shares underlying presently exercisable options.
   (2) Includes 60,000 shares underlying presently exercisable options.
   (3) Includes 44,000 shares underlying presently exercisable options.
   (4) Includes 44,000 shares underlying presently exercisable options.
   (5) Includes 36,000 shares underlying presently exercisable options.
   (6) Includes 28,000 shares underlying presently exercisable options.
   (7) Includes 7,500 shares underlying presently exercisable options.
   (8) Includes 15,000 shares underlying presently exercisable options.
   (9) See Notes 1-8; also includes 191,161 issued shares held by executive officers not named in the foregoing table.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On April 26, 1996, pursuant to an Amended and Restated Share Exchange Agreement of that date between Zhoda Corporation ("Zhoda") and Fountain Oil Ukraine Ltd. ("FOU"), both Alberta, Canada corporations, Zhoda transferred to FOU shares representing 80% of the outstanding equity of UK-RAN Oil Corporation ("UK-RAN"). Through UK-RAN's ownership of a 45% equity interest in Kashtan Petroleum, Ltd., a Ukrainian joint venture company developing the Lelyaky oil field in central Ukraine ("Kashtan"), the shares transferred by Zhoda represent an effective 36% ownership interest in Kashtan and the Lelyaky field project.
In consideration for the transfer, FOU assumed a $450,000 obligation owed by Zhoda to the Company and issued to Zhoda 1,000,000 special non-voting common shares of FOU (the "Special Shares") which, under certain circumstances relating to the receipt by Kashtan of a license to develop the Lelyaky field, production from the Lelyaky field and payment of dividends by Kashtan, may be exchanged on a share-for-share basis for shares of the Common Stock of the Company. All rights to exchange Special Shares for shares of the Company's Common Stock expire on May 8, 2001. Following the expiration of the exchange rights, FOU may redeem any then outstanding Special Shares at a price equal to one-half of one cent ($.005) per Special Share.

      As of the date of this Proxy Statement, Zhoda was indebted to the Company in the principal amount of $190,186.

      Orest Senkiw, who was elected a Vice President of the Company on February 4, 1997, Mr. Senkiw's wife and his two adult children each own 25% of a corporation that holds 10.3% of the outstanding shares of Zhoda. Mr. Senkiw is the Company executive with the principal operating responsibilities for the Lelyaky field project.

                   RATIFICATION OF SELECTION OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

      At the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand L.L.P., independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1997 and to perform other appropriate services. Coopers & Lybrand L.L.P. audited the Company's financial statements for the fiscal year ended August 31, 1996 and the four month period ended December 31, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR ratification of such selection. In the event of a negative note on such ratification, the Board of Directors will select another firm of independent accountants. This proposal requires for approval the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions have the effect of a vote against the proposal and broker non-votes have no effect on the vote.

                             STOCKHOLDER PROPOSALS

      Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than December 23, 1997.

                 ANNUAL REPORTS ON FORMS 10-KSB AND FORM 10-K

      A copy of the Company's Annual Report on Form 10-K for the transition period ended December 31, 1996, as filed with the Securities and Exchange Commission is included in the Annual Report to Stockholders which accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 filed with the Securities and Exchange Commission may be obtained without charge by writing to: Corporate Secretary, Fountain Oil Incorporated, 1400 Broadfield Boulevard, Suite 100, Houston, Texas 77084.

                            DISCRETIONARY AUTHORITY

      While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.

                                                      SUSAN E. PALMER
                                                         Secretary


April 21, 1997

LOGO
                           FOUNTAIN OIL INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997
  The undersigned hereby constitutes and appoints ROBERT A. HALPIN, OISTEIN NYBERG and NILS N. TRULSVIK, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Fountain Oil Incorporated held of record by the undersigned on April 11, 1997 at the Annual Meeting of Stockholders to be held on June 3, 1997, or any adjournment thereof, as designated below:
(1) ELECTION OF DIRECTORS:
    [_] FOR all nominees                  [_] WITHHOLD AUTHORITY
        (except as indicated to               to vote for all nominees
        the contrary below)                   listed below

Einar Bandlien, Robert A. Halpin, Stanley D. Heckman, Eugene J. Meyers, Oistein
                            Nyberg, Nils N. Trulsvik
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
(2) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accounting firm.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
    THEREOF.

                   (Continued and to be signed on other side)

LOGO

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOUNTAIN OIL INCORPORATED. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS AND FOR ALL OTHER PROPOSALS.

  YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                Dated:                                   , 1997
                                       ----------------------------------

                                -----------------------------------------------
                                                 Signature(s)

                                -----------------------------------------------

                                         IMPORTANT: Please sign exactly as
                                         your name or names appear on this
                                         proxy, and when signing as an
                                         attorney, executor, administrator,
                                         trustee or guardian, give your full
                                         title as such. If the signatory is a
                                         corporation, sign the full corporate
                                         name by duly authorized officer, or
                                         if a partnership, sign in partnership
                                         name by authorized person.